Exhibit 99.1
For Immediate Release
HOLLY CORPORATION REPORTS RECORD SECOND QUARTER RESULTS
     Dallas, Texas, August 2, 2006 — Holly Corporation (NYSE-HOC) (“Holly” or the “Company”) today reported record quarterly net income of $93.1 million ($1.62 per basic and $1.60 per diluted share) for the three months ended June 30, 2006, compared to net income of $52.4 million ($0.83 per basic and $0.81 per diluted share) for the three months ended June 30, 2005. Net income was $139.9 million ($2.42 per basic and $2.37 per diluted share) for the six months ended June 30, 2006, compared to net income of $66.1 million ($1.05 per basic and $1.02 per diluted share) for the six months ended June 30, 2005.
     As previously reported, on March 31, 2006 we sold our petroleum refinery in Great Falls, Montana (the “Montana Refinery”) to a subsidiary of Connacher Oil and Gas Limited. Accordingly, the results of operations of the Montana Refinery and a gain on the sale of $14.0 million, net of income taxes of $8.3 million, are shown in discontinued operations. Income from continuing operations for the three months ended June 30, 2006 was $87.7 million ($1.53 per basic and $1.51 per diluted share) as compared to $51.1 million ($0.81 per basic and $0.79 per diluted share) for the three months ended June 30, 2005. Income from continuing operations for the six months ended June 30, 2006 was $118.9 million ($2.06 per basic and $2.01 per diluted share) as compared to $65.5 million ($1.04 per basic and $1.01 per diluted share) for the six months ended June 30, 2005.
     Income from continuing operations increased $36.6 million for the second quarter of 2006 and $53.4 million for the first six months of 2006 as compared to the second quarter and first six months of 2005, respectively, due principally to improved refined product margins experienced in the current year. In addition, earnings benefited in 2006 from the start-up in December 2005 of our ROSE unit (the ROSE unit converts a significant portion of lower value asphalt into high value transportation fuels) that contributed to higher refinery yields in the current year, and revenues in the 2006 second quarter attributable to sales of $12.0 million of sulfur credits generated because our Navajo Refinery is making gasoline that is substantially lower in sulfur than required by EPA regulations. These favorable factors were partially offset by the effects of reduced production volumes and higher operating costs and expenses. Overall refinery production levels from continuing operations showed a decrease of 12% in the 2006 second quarter and 7% for the six months ended June 30, 2006, as compared to the same periods in 2005 due primarily to production downtime arising from planned capital and refinery maintenance projects at our Navajo and Woods Cross Refineries. Refinery gross margins from continuing operations were $22.37 per produced barrel for the second quarter of 2006 compared to margins of $14.02 per produced barrel for the second quarter of 2005, and $16.95 per produced barrel for the six months ended June 30, 2006 compared to margins of $10.74 per produced barrel for the six months ended June 30, 2005.
     Sales and other revenues from continuing operations increased 54% for the second quarter of 2006 and 41% for the first six months of 2006 as compared to the second quarter and first six months of 2005, respectively, due principally to increased refined product prices. Cost of products sold was higher in the second quarter and first six months of 2006 due principally to the higher costs of purchased crude oil. Operating expenses increased due principally to higher utility costs (natural gas and electricity) and refinery maintenance, partially offset by the exclusion of operating costs of Holly Energy Partners, L.P. (“HEP”) in the first six months of 2006 resulting from the deconsolidation of HEP effective July 1, 2005. General and administrative expenses increased due primarily to increased equity-based incentive compensation. The Company’s effective tax rate decreased in 2006 as compared to 2005 primarily due to the impact of the American Jobs Creation Act of 2004 that provides tax incentives for small business refiners incurring costs to produce ultra low sulfur diesel fuel.
     “We are especially pleased with our 2006 second quarter results, as we realized solid refined product margins and completed significant capital projects,” said Matthew Clifton, Chief Executive Officer of Holly. “Our income from continuing operations was at a record quarterly level, and we generated $146.4 million of earnings before interest, taxes and depreciation

(“EBITDA”) for the quarter. I am very pleased that both our Navajo and Woods Cross refineries completed major capital projects in the second quarter allowing the refineries to meet the industry-wide requirements for ultra low sulfur diesel specifications and providing a 9% expansion of the crude capacity at the Navajo Refinery. Our employees and support teams are to be commended for their fine contributions on these projects that allowed us to meet the required clean diesel fuel standards by the June 2006 deadline.”
     “During the 2006 second quarter, our shareholders benefited from a two-for-one stock split and we continued with our $200 million share repurchase program, purchasing 676,300 shares during the quarter at an average cost of $40.03. In addition to the stock repurchase program, in this era of high profitability, we are reinvesting significant sums in capital projects at our refineries aimed at maximizing shareholder return. Together with our just completed clean diesel fuel projects at both of our refineries, we completed the first phase of an expansion at the Navajo Refinery to 82,000 barrels-per-day, and with the ROSE unit completed in late 2005, we expect a very favorable overall return on these investments. Additionally, as previously reported, our Board of Directors is evaluating proposed projects to significantly enhance our feedstock flexibility at the Navajo and Woods Cross refineries and to expand the capacity of both refineries.”
     “Looking forward, we remain convinced that the strong industry fundamentals will remain in our favor, as demand for refined products should continue to press the country’s refining supply capabilities. This, combined with our sour crude oil processing capabilities and our continued execution of value-added refining projects, should favorably impact our future earnings levels. With respect to Holly Energy Partners, we continue to be extremely pleased with its operations to date and look forward to its continued success,” said Clifton.
     The Company has scheduled a conference call for today, August 2, 2006 at 10:00AM EDT to discuss financial results. Listeners may access this call by dialing (800) 858-5936. The ID# for this call is 2943429. Listeners may access the call via the internet at: http://audioevent.mshow.com/304358. Additionally, listeners may replay this call approximately two hours after the call concludes by dialing (800) 642-1687. This audio archive will be available for two weeks.

     Holly Corporation, headquartered in Dallas, Texas, is an independent petroleum refiner and marketer that produces high value light products such as gasoline, diesel fuel and jet fuel. Holly operates through its subsidiaries a 82,000 barrels per stream day (“bpsd”) refinery located in Artesia, New Mexico and a 26,000 bpsd refinery in Woods Cross, Utah. Holly also owns a 45% interest (including the general partner interest) in Holly Energy Partners, L.P., which through subsidiaries owns or leases approximately 1,600 miles of petroleum product pipelines in Texas, New Mexico and Oklahoma and refined product terminals in several Southwest and Rocky Mountain states.
     The following is a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995: The statements in this press release relating to matters that are not historical facts are “forward-looking statements” based on management’s beliefs and assumptions using currently available information and expectations as of the date hereof, are not guarantees of future performance and involve certain risks and uncertainties, including those contained in our filings with the Securities and Exchange Commission. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot assure you that our expectations will prove correct. Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecast in such statements. Such differences could be caused by a number of factors including, but not limited to, risks and uncertainties with respect to the actions of actual or potential competitive suppliers of refined petroleum products in the Company’s markets, the demand for and supply of crude oil and refined products, the spread between market prices for refined products and market prices for crude oil, the possibility of constraints on the transportation of refined products, the possibility of inefficiencies, curtailments or shutdowns in refinery operations or pipelines, effects of governmental regulations and policies, the availability and cost of financing to the Company, the effectiveness of the Company’s capital investments and marketing strategies, the ability of the Company to acquire refined product operations or pipeline and terminal operations on acceptable terms and to integrate any future acquired operations, the Company’s efficiency in carrying out construction projects, the possibility of terrorist attacks and the consequences of any such attacks, general economic conditions, and other financial, operational and legal risks and uncertainties detailed from time to time in the Company’s Securities and Exchange Commission filings. The forward-

looking statements speak only as of the date made and, other than as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

RESULTS OF OPERATIONS
Financial Data (all information in this release is unaudited)

	Three Months Ended
	June 30,		Change from 2005
	2006	2005	Change	Percent
	(In thousands, except per share data)
Sales and other revenues	$1,120,840	$728,655	$392,185	53.8%
Operating costs and expenses:
Cost of products sold (exclusive of depreciation, depletion, and amortization)	908,009	569,933	338,076	59.3
Operating expenses (exclusive of depreciation, depletion, and amortization)	49,092	48,268	824	1.7
General and administrative expenses (exclusive of depreciation, depletion and amortization)	18,731	12,328	6,403	51.9
Depreciation, depletion and amortization	10,683	12,317	(1,634)	(13.3)
Exploration expenses, including dry holes	100	139	(39)	(28.1)

Total operating costs and expenses	986,615	642,985	343,630	53.4

Income from operations	134,225	85,670	48,555	56.7
Other income (expense):
Equity in loss of joint ventures	—	—	—	—
Equity in earnings of HEP	1,516	—	1,516	—
Minority interests in income of partnerships	—	(3,119)	3,119	(100.0)
Interest income	2,408	2,085	323	15.5
Interest expense	(272)	(2,661)	2,389	(89.8)

	3,652	(3,695)	7,347	(198.8)

Income from continuing operations before income taxes	137,877	81,975	55,902	68.2
Income tax provision	50,148	30,872	19,276	62.4

Income from continuing operations	87,729	51,103	36,626	71.7
Income from discontinued operations, net of taxes	5,372	1,321	4,051	306.7

Net income	$93,101	$52,424	$40,677	77.6%

Basic earnings per share:
Continuing operations	$1.53	$0.81	$0.72	88.9%
Discontinued operations	0.09	0.02	0.07	350.0

Net income	$1.62	$0.83	$0.79	95.2%

Diluted earnings per share:
Continuing operations	$1.51	$0.79	$0.72	91.1%
Discontinued operations	0.09	0.02	0.07	350.0

Net income	$1.60	$0.81	$0.79	97.5%

Cash dividends declared per common share	$0.08	$0.05	$0.03	60.0%

Average number of common shares outstanding:
Basic	57,186	63,274	(6,088)	(9.6)%
Diluted	58,363	64,718	(6,355)	(9.8)%
     On May 11, 2006, we announced that our Board of Directors approved a two-for-one stock split payable in the form of a stock dividend of one share of common stock for each issued and outstanding share of common stock. The dividend was paid on June 1, 2006 to all holders of record of common stock at the close of business on May 22, 2006. All references to the number of shares of common stock and per share amounts have been adjusted to reflect the split on a retrospective basis.
     Due to the sale of the Montana Refinery, we have reclassified certain amounts previously reported and now report as discontinued operations. Also, as previously reported, we adopted Statement of Financial Accounting Standards (“SFAS”) 123 (revised) on July 1, 2005 based on modified retrospective application with early application under SFAS 123 (revised) to earlier quarters in 2005, resulting in a previously reported restatement to the financial statements for the three months ended June 30, 2005.

	Six Months Ended
	June 30,		Change from 2005
	2006	2005	Change	Percent
	(In thousands, except per share data)
Sales and other revenues	$1,912,434	$1,353,374	$559,060	41.3%
Operating costs and expenses:
Cost of products sold (exclusive of depreciation, depletion, and amortization)	1,583,494	1,103,347	480,147	43.5
Operating expenses (exclusive of depreciation, depletion, and amortization)	101,559	89,744	11,815	13.2
General and administrative expenses (exclusive of depreciation, depletion and amortization)	32,247	22,908	9,339	40.8
Depreciation, depletion and amortization	18,707	23,345	(4,638)	(19.9)
Exploration expenses, including dry holes	227	241	(14)	(5.8)

Total operating costs and expenses	1,736,234	1,239,585	496,649	40.1

Income from operations	176,200	113,789	62,411	54.8
Other income (expense):
Equity in loss of joint ventures	—	(685)	685	(100.0)
Equity in earnings of HEP	4,728	—	4,728	—
Minority interests in income of partnerships	—	(6,721)	6,721	(100.0)
Interest income	4,143	3,253	890	27.4
Interest expense	(547)	(4,205)	3,658	(87.0)

	8,324	(8,358)	16,682	(199.6)

Income from continuing operations before income taxes	184,524	105,431	79,093	75.0
Income tax provision	65,635	39,912	25,723	64.4

Income from continuing operations	118,889	65,519	53,370	81.5
Income from discontinued operations, net of taxes	21,016	539	20,477	—

Net income	$139,905	$66,058	$73,847	111.8%

Basic earnings per share:
Continuing operations	$2.06	$1.04	$1.02	98.1%
Discontinued operations	0.36	0.01	0.35	—

Net income	$2.42	$1.05	$1.37	130.5%

Diluted earnings per share:
Continuing operations	$2.01	$1.01	$1.00	99.0%
Discontinued operations	0.36	0.01	0.35	—

Net income	$2.37	$1.02	$1.35	132.4%

Cash dividends declared per common share	$0.13	$0.09	$0.04	44.4%

Average number of common shares outstanding:
Basic	57,819	63,152	(5,333)	(8.4)%
Diluted	59,072	64,564	(5,492)	(8.5)%

Balance Sheet Data (Unaudited)

	June 30,	December 31,
	2006	2005
	(In thousands)
Cash, cash equivalents and investments in marketable securities	$233,003	$254,842
Working capital	$235,426	$210,103
Total assets	$1,257,342	$1,142,900
Stockholders’ equity	$434,345	$377,351
Other Financial Data (Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2006	2005	2006	2005
	(In thousands)
Net cash provided by operating activities	$96,920	$65,673	$78,580	$72,480
Net cash provided by (used for) investing activities	$(42,545)	$(18,670)	$77,343	$(150,423)
Net cash provided by (used for) financing activities	$(31,130)	$1,159	$(87,131)	$122,084
Capital expenditures	$34,044	$15,197	$66,279	$28,645
EBITDA from continuing operations (1)	$146,424	$94,868	$199,635	$129,728

(1)	Earnings before interest, taxes, depreciation and amortization, which we refer to as EBITDA as presented above is reconciled to net income under “Reconciliations to Amounts Reported under Generally Accepted Accounting Principles” below.

Our sole reportable business segment is Refining after the deconsolidation of HEP effective July 1, 2005. From the closing of the initial public offering of HEP on July 13, 2004 through June 30, 2005, our segments reflected two business divisions, Refining and HEP. The HEP segment did not have any activity subsequent to the deconsolidation effective July 1, 2005.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2006	2005	2006	2005
	(In thousands)
Sales and other revenues (1)
Refining	$1,120,838	$719,026	$1,912,186	$1,336,297
HEP	—	19,521	—	36,034
Corporate and other	143	252	524	617
Consolidations and eliminations	(141)	(10,144)	(276)	(19,574)

Consolidated	$1,120,840	$728,655	$1,912,434	$1,353,374

Income (loss) from operations (1)
Refining	$153,307	$88,845	$208,895	$118,920
HEP	—	8,234	—	16,019
Corporate and other	(19,082)	(11,409)	(32,695)	(21,150)

Consolidated	$134,225	$85,670	$176,200	$113,789

(1)	The Refining segment involves the purchase and refining of crude oil and wholesale and branded marketing of refined products, such as gasoline, diesel fuel and jet fuel, and includes our Navajo Refinery and Woods Cross Refinery. Although we previously included the Montana Refinery in the Refining segment, the results from the Montana Refinery are now reported in discontinued operations and are not included in the above tables. The petroleum products produced by the Refining segment are marketed in Texas, New Mexico, Arizona, Utah, Wyoming, Idaho, Washington and northern Mexico. The Refining segment also includes certain crude oil pipelines that we own and operate in conjunction with our refining operations as part of the supply networks of the refineries. The Refining segment also includes the equity in earnings from our 49% interest in NK Asphalt partners prior to February 2005. In February 2005, we acquired the other 51% interest in the joint venture from our other partner; subsequent to the purchase, we include the operations of NK Asphalt Partners in our consolidated financial statements. NK Asphalt Partners, doing business as Holly Asphalt Company, manufactures and markets asphalt and asphalt products in Arizona, New Mexico, Texas and California. The cost of pipeline transportation and terminal services provided by HEP is included in the Refining segment. The HEP segment involves all of the operations of HEP, including approximately 1,300 miles (780 miles prior to the Alon asset acquisition) of pipeline assets principally in Texas, New Mexico and Oklahoma and refined product terminals in several Southwest and Rocky Mountain states. The HEP segment also includes a 70% interest in Rio Grande which provides petroleum products transportation. Revenues from the HEP segment are earned through transactions with unaffiliated parties for pipeline transportation, rental and terminalling operations as well as revenues relating to pipeline transportation services provided for our refining operations and from its interest in Rio Grande. Our operations not included in the reportable segment or segments are included in Corporate and Other, which includes costs of Holly Corporation, the parent company, consisting primarily of general and administrative expenses and interest charges as well as a small-scale oil and gas exploration and production program. The consolidations and eliminations amount includes the elimination of the revenue associated with pipeline transportation services between us and HEP, prior to July 1, 2005.

Refining Operating Data
Our refinery operations include the Navajo Refinery and the Woods Cross Refinery. The following tables set forth information, including non-GAAP performance measures about our refinery operations. The cost of products and refinery gross margin do not include the effect of depreciation, depletion and amortization. Reconciliations to amounts reported under GAAP are provided under “Reconciliations to Amounts Reported under Generally Accepted Accounting Principles” below.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2006	2005	2006	2005
Navajo Refinery
Crude charge (BPD) (1)	60,380	71,920	66,420	73,100
Refinery production (BPD) (2)	65,600	77,750	73,320	80,880
Sales of produced refined products (BPD)	66,320	77,600	73,000	80,230
Sales of refined products (BPD) (3)	83,940	85,960	87,340	89,800

Refinery utilization (4)	80.5%	95.9%	88.6%	97.5%

Average per produced barrel (5)
Net sales	$90.76	$65.73	$82.49	$61.50
Cost of products (6)	67.34	50.30	64.90	49.47

Refinery gross margin	23.42	15.43	17.59	12.03
Refinery operating expenses (7).	5.37	3.84	5.07	3.45

Net operating margin	$18.05	$11.59	$12.52	$8.58

Feedstocks:
Sour crude oil	80%	90%	81%	88%
Sweet crude oil	9%	0%	7%	0%
Other feedstocks and blends	11%	10%	12%	12%

Total	100%	100%	100%	100%

Sales of produced refined products:
Gasolines	57%	56%	60%	59%
Diesel fuels	27%	30%	26%	27%
Jet fuels	5%	4%	5%	4%
Asphalt	4%	7%	3%	7%
LPG and other	7%	3%	6%	3%

Total	100%	100%	100%	100%

Woods Cross Refinery
Crude charge (BPD) (1)	25,270	25,820	24,010	23,780
Refinery production (BPD) (2)	27,030	27,170	25,530	25,540
Sales of produced refined products (BPD)	27,500	27,820	25,410	26,450
Sales of refined products (BPD) (3)	28,800	29,120	26,640	27,500

Refinery utilization (4)	97.2%	99.3%	92.3%	91.5%

Average per produced barrel (5)
Net sales	$89.63	$67.35	$80.52	$61.17
Cost of products (6)	69.80	57.28	65.42	54.35

Refinery gross margin	19.83	10.07	15.10	6.82
Refinery operating expenses (7).	4.36	3.86	4.99	4.08

Net operating margin	$15.47	$6.21	$10.11	$2.74

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2006	2005	2006	2005
Woods Cross Refinery
Feedstocks:
Sour crude oil	3%	9%	4%	9%
Sweet crude oil	89%	83%	87%	81%
Other feedstocks and blends	8%	8%	9%	10%

Total	100%	100%	100%	100%

Sales of produced refined products:
Gasolines	64%	60%	63%	60%
Diesel fuels	30%	31%	28%	28%
Jet fuels	1%	2%	2%	2%
Fuel oil	4%	6%	5%	7%
LPG and other	1%	1%	2%	3%

Total	100%	100%	100%	100%

Consolidated(8)
Crude charge (BPD) (1)	85,650	97,740	90,430	96,880
Refinery production (BPD) (2)	92,630	104,920	98,850	106,420
Sales of produced refined products (BPD)	93,820	105,420	98,410	106,680
Sales of refined products (BPD) (3)	112,740	115,080	113,980	117,300

Refinery utilization (4)	84.8%	96.8%	89.5%	95.9%

Average per produced barrel (5)
Net sales	$90.43	$66.16	$81.98	$61.42
Cost of products (6)	68.06	52.14	65.03	50.68

Refinery gross margin	22.37	14.02	16.95	10.74
Refinery operating expenses (7)	5.08	3.84	5.05	3.61

Net operating margin	$17.29	$10.18	$11.90	$7.13

Feedstocks:
Sour crude oil	58%	69%	61%	69%
Sweet crude oil	32%	22%	28%	20%
Other feedstocks and blends	10%	9%	11%	11%

Total	100%	100%	100%	100%

Sales of produced refined products:
Gasolines	59%	57%	61%	59%
Diesel fuels	27%	30%	27%	28%
Jet fuels	4%	3%	4%	3%
Asphalt	3%	5%	2%	5%
LPG and other	7%	5%	6%	5%

Total	100%	100%	100%	100%

(1)	Crude charge represents the barrels per day of crude oil processed at the crude units at our refineries.

(2)	Refinery production represents the barrels per day of refined products yielded from processing crude and other refinery feedstocks through the crude units and other conversion units at our refineries.

(3)	Includes refined products purchased for resale.

(4)	Represents crude charge divided by total crude capacity (BPSD).

(5)	Represents average per barrel amounts for produced refined products sold, which are non-GAAP. Reconciliations to amounts reported under GAAP are located under “Reconciliations to Amounts Reported under Generally Accepted Accounting Principles” below.

(6)	Transportation costs billed from HEP are included in cost of products.

(7)	Represents operating expenses of our refinery, exclusive of depreciation, depletion, and amortization, and excludes refining segment expenses of product pipelines and terminals.

(8)	The Montana Refinery was sold on March 31, 2006. Amounts reported are for the Navajo and Woods Cross Refineries.

Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles
Reconciliations of earnings before interest, taxes, depreciation and amortization (“EBITDA”) to amounts reported under generally accepted accounting principles in financial statements.
Earnings before interest, taxes, depreciation and amortization, which we refer to as EBITDA, is calculated as net income plus (i) interest expense net of interest income, (ii) income tax provision, and (iii) depreciation, depletion and amortization. EBITDA is not a calculation based upon accounting principles generally accepted in the United States; however, the amounts included in the EBITDA calculation are derived from amounts included in our consolidated financial statements. EBITDA should not be considered as an alternative to net income or operating income as an indication of our operating performance or as an alternative to operating cash flow as a measure of liquidity. EBITDA is not necessarily comparable to similarly titled measures of other companies. EBITDA is presented here because it is a widely used financial indicator used by investors and analysts to measure performance. EBITDA is also used by our management for internal analysis and as a basis for financial covenants. We are reporting EBITDA from continuing operations.
Set forth below is our calculation of EBITDA from continuing operations.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2006	2005	2006	2005
		(In thousands)
Income from continuing operations	$87,729	$51,103	$118,889	$65,519
Add provision for income tax	50,148	30,872	65,635	39,912
Add interest expense	272	2,661	547	4,205
Subtract interest income	(2,408)	(2,085)	(4,143)	(3,253)
Add depreciation, depletion and amortization	10,683	12,317	18,707	23,345

EBITDA from continuing operations	$146,424	$94,868	$199,635	$129,728

Reconciliations of refinery operating information (non-GAAP performance measures) to amounts reported under generally accepted accounting principles in financial statements.
Refinery gross margin and net operating margin are non-GAAP performance measures that are used by our management and others to compare our refining performance to that of other companies in our industry. We believe these margin measures are helpful to investors in evaluating our refining performance on a relative and absolute basis.
We calculate refinery gross margin and net operating margin using net sales, cost of products and operating expenses, in each case averaged per produced barrel sold. These two margins do not include the effect of depreciation, depletion and amortization. Each of these component performance measures can be reconciled directly to our Statements of Income.
Other companies in our industry may not calculate these performance measures in the same manner.

Refinery Gross Margin
Refinery gross margin per barrel is the difference between average net sales price and average cost of products per barrel of produced refined products. Refinery gross margin for each of our refineries and for both of our refineries on a consolidated basis is calculated as shown below.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2006	2005	2006	2005
Average per produced barrel:

Navajo Refinery
Net sales	$90.76	$65.73	$82.49	$61.50
Less cost of products	67.34	50.30	64.90	49.47

Refinery gross margin	$23.42	$15.43	$17.59	$12.03

Woods Cross Refinery
Net sales	$89.63	$67.35	$80.52	$61.17
Less cost of products	69.80	57.28	65.42	54.35

Refinery gross margin	$19.83	$10.07	$15.10	$6.82

Consolidated
Net sales	$90.43	$66.16	$81.98	$61.42
Less cost of products	68.06	52.14	65.03	50.68

Refinery gross margin	$22.37	$14.02	$16.95	$10.74

Net Operating Margin
Net operating margin per barrel is the difference between refinery gross margin and refinery operating expenses per barrel of produced refined products. Net operating margin for each of our refineries and for both of our refineries on a consolidated basis is calculated as shown below.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2006	2005	2006	2005
Average per produced barrel:

Navajo Refinery
Refinery gross margin	$23.42	$15.43	$17.59	$12.03
Less refinery operating expenses	5.37	3.84	5.07	3.45

Net operating margin	$18.05	$11.59	$12.52	$8.58

Woods Cross Refinery
Refinery gross margin	$19.83	$10.07	$15.10	$6.82
Less refinery operating expenses	4.36	3.86	4.99	4.08

Net operating margin	$15.47	$6.21	$10.11	$2.74

Consolidated
Refinery gross margin	$22.37	$14.02	$16.95	$10.74
Less refinery operating expenses	5.08	3.84	5.05	3.61

Net operating margin	$17.29	$10.18	$11.90	$7.13

Below are reconciliations to our Consolidated Statements of Income for (i) net sales, cost of products and operating expenses, in each case averaged per produced barrel sold, and (ii) net operating margin and refinery gross margin. Due to rounding of reported numbers, some amounts may not calculate exactly.

Reconciliations of refined product sales from produced products sold to total sales and other revenue

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2006	2005	2006	2005
Navajo Refinery
Average sales price per produced barrel sold	$90.76	$65.73	$82.49	$61.50
Times sales of produced refined products sold (BPD)	66,320	77,600	73,000	80,230
Times number of days in period	91	91	181	181

Refined product sales from produced products sold	$547,747	$464,159	$1,089,940	$893,080

Woods Cross Refinery
Average sales price per produced barrel sold	$89.63	$67.35	$80.52	$61.17
Times sales of produced refined products sold (BPD)	27,500	27,820	25,410	26,450
Times number of days in period	91	91	181	181

Refined product sales from produced products sold	$224,299	$170,505	$370,328	$292,848

Sum of refined products sales from produced products sold from our two refineries (4)	$772,046	$634,664	$1,460,268	$1,185,928
Add refined product sales from purchased products and rounding (1)	168,064	60,863	252,343	123,030

Total refined products sales	940,110	695,527	1,712,611	1,308,958
Add direct sales of excess crude oil(2)	131,275	—	131,275	—
Add other refining segment revenue(3)	49,453	23,499	68,300	27,339

Total refining segment revenue	1,120,838	719,026	1,912,186	1,336,297
Add HEP sales and other revenue	—	19,521	—	36,034
Add corporate and other revenues	143	252	524	617
Subtract consolidations and eliminations	(141)	(10,144)	(276)	(19,574)

Sales and other revenues	$1,120,840	$728,655	$1,912,434	$1,353,374

(1)	We purchase finished products when opportunities arise that provide a profit on the sale of such products, or to meet delivery commitments.

(2)	We purchase crude oil and enter into buy/sell exchanges in excess of the needs to supply our refineries. Certain direct sales of this excess crude oil are made to purchasers or users of crude oil. Under new accounting guidance, these sales and related purchases starting April 1, 2006 are being measured at fair value and accounted for as revenues with the related acquisition costs included as cost of products sold. Prior to April 1, 2006, sales and cost of sales attributable to such excess crude oil direct sales were netted and presented in cost of products sold.

(3)	Other refining segment revenue includes the revenues associated with NK Asphalt Partners subsequent to their consolidation in February 2005 and revenue derived from sulfur credit sales.

(4)	The above calculations of refined product sales from produced products sold can also be computed on a consolidated basis. These amounts may not calculate exactly due to rounding of reported numbers.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2006	2005	2006	2005
Average sales price per produced barrel sold	$90.43	$66.16	$81.98	$61.42
Times sales of produced refined products sold (BPD)	93,820	105,420	98,410	106,680
Times number of days in period	91	91	181	181

Refined product sales from produced products sold	$772,046	$634,664	$1,460,268	$1,185,928

Reconciliation of average cost of products per produced barrel sold to total costs of products sold

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2006	2005	2006	2005
Navajo Refinery
Average cost of products per produced barrel sold	$67.34	$50.30	$64.90	$49.47
Times sales of produced refined products sold (BPD)	66,320	77,600	73,000	80,230
Times number of days in period	91	91	181	181

Cost of products for produced products sold	$406,405	$355,198	$857,524	$718,385

Woods Cross Refinery
Average cost of products per produced barrel sold	$69.80	$57.28	$65.42	$54.35
Times sales of produced refined products sold (BPD)	27,500	27,820	25,410	26,450
Times number of days in period	91	91	181	181

Cost of products for produced products sold	$174,675	$145,011	$300,880	$260,198

Sum of cost of products for produced products sold from our two refineries (4)	$581,080	$500,209	$1,158,404	$978,583
Add refined product costs from purchased products sold and rounding (1)	172,348	63,712	257,966	127,295

Total refined cost of products sold	753,428	563,921	1,416,370	1,105,878
Add crude oil cost of direct sales of excess crude oil(2)	131,061	—	131,061	—
Add other refining segment costs of products sold(3)	23,661	16,156	36,339	17,043

Total refining segment cost of products sold	908,150	580,077	1,583,770	1,122,921
Add corporate and other costs	—	—	—	—
Subtract consolidations and eliminations	(141)	(10,144)	(276)	(19,574)

Costs of products sold (exclusive of depreciation, depletion and amortization)	$908,009	$569,933	$1,583,494	$1,103,347

(1)	We purchase finished products when opportunities arise that provide a profit on the sale of such products, or to meet delivery commitments.

(2)	We purchase crude oil and enter into buy/sell exchanges in excess of the needs to supply our refineries. Certain direct sales of this excess crude oil are made to purchasers or users of crude oil. Under new accounting guidance, these sales and related purchases starting April 1, 2006 are being measured at fair value and accounted for as revenues with the related acquisition costs included as cost of products sold. Prior to April 1, 2006, sales and cost of sales attributable to such excess crude oil direct sales were netted and presented in cost of products sold.

(3)	Other refining segment costs of products sold includes the costs of products for NK Asphalt Partners subsequent to their consolidation in February 2005 and costs attributable to sulfur credit sales.

(4)	The above calculations of costs of products from produced products sold can also be computed on a consolidated basis. These amounts may not calculate exactly due to rounding of reported numbers.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2006	2005	2006	2005
Average cost of products per produced barrel sold	$68.06	$52.14	$65.03	$50.68
Times sales of produced refined products sold (BPD)	93,820	105,420	98,410	106,680
Times number of days in period	91	91	181	181

Cost of products for produced products sold	$581,080	$500,209	$1,158,404	$978,583

Reconciliation of average refinery operating expenses per produced barrel sold to total operating expenses

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2006	2005	2006	2005
Navajo Refinery
Average refinery operating expenses per produced barrel sold	$5.37	$3.84	$5.07	$3.45
Times sales of produced refined products sold (BPD)	66,320	77,600	73,000	80,230
Times number of days in period	91	91	181	181

Refinery operating expenses for produced products sold	$32,409	$27,117	$66,990	$50,100

Woods Cross Refinery
Average refinery operating expenses per produced barrel sold	$4.36	$3.86	$4.99	$4.08
Times sales of produced refined products sold (BPD)	27,500	27,820	25,410	26,450
Times number of days in period	91	91	181	181

Refinery operating expenses for produced products sold	$10,911	$9,772	$22,950	$19,533

Sum of refinery operating expenses per produced products sold from our two refineries (2)	$43,320	$36,889	$89,940	$69,633
Add other refining segment operating expenses and rounding (1)	5,790	4,931	11,603	8,275

Total refining segment operating expenses	49,110	41,820	101,543	77,908
Add HEP operating expenses	—	6,448	—	11,836
Add corporate and other costs	(18)	—	16	—

Operating expenses (exclusive of depreciation, depletion and amortization)	$49,092	$48,268	$101,559	$89,744

(1)	Other refining segment operating expenses include the marketing costs associated with our refining segment and the operating expenses of NK Asphalt Partners subsequent to their consolidation in February 2005.

(2)	The above calculations of refinery operating expenses from produced products sold can also be computed on a consolidated basis. These amounts may not calculate exactly due to rounding of reported numbers.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2006	2005	2006	2005
Average refinery operating expenses per produced barrel sold	$5.08	$3.84	$5.05	$3.61
Times sales of produced refined products sold (BPD)	93,820	105,420	98,410	106,680
Times number of days in period	91	91	181	181

Refinery operating expenses for produced products sold	$43,320	$36,889	$89,940	$69,633

Reconciliation of net operating margin per barrel to refinery gross margin per barrel to total sales and other revenues

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2006	2005	2006	2005
Navajo Refinery
Net operating margin per barrel	$18.05	$11.59	$12.52	$8.58
Add average refinery operating expenses per produced barrel	5.37	3.84	5.07	3.45

Refinery gross margin per barrel	23.42	15.43	17.59	12.03
Add average cost of products per produced barrel sold	67.34	50.30	64.90	49.47

Average net sales per produced barrel sold	$90.76	$65.73	$82.49	$61.50
Times sales of produced refined products sold (BPD)	66,320	77,600	73,000	80,230
Times number of days in period	91	91	181	181

Refined products sales from produced products sold	$547,747	$464,159	$1,089,940	$893,080

Woods Cross Refinery
Net operating margin per barrel	$15.47	$6.21	$10.11	$2.74
Add average refinery operating expenses per produced barrel	4.36	3.86	4.99	4.08

Refinery gross margin per barrel	19.83	10.07	15.10	6.82
Add average cost of products per produced barrel sold	69.80	57.28	65.42	54.35

Average net sales per produced barrel sold	$89.63	$67.35	$80.52	$61.17
Times sales of produced refined products sold (BPD)	27,500	27,820	25,410	26,450
Times number of days in period	91	91	181	181

Refined products sales from produced products sold	$224,299	$170,505	$370,328	$292,848

Sum of refined products sales from produced products sold from our two refineries (4)	$772,046	$634,664	$1,460,268	$1,185,928
Add refined product sales from purchased products and rounding (1)	168,064	60,863	252,343	123,030

Total refined products sales	940,110	695,527	1,712,611	1,308,958
Add direct sales of excess crude oil(2)	131,275	—	131,275	—
Add other refining segment revenue (3)	49,453	23,499	68,300	27,339

Total refining segment revenue	1,120,838	719,026	1,912,186	1,336,297
Add HEP sales and other revenue	—	19,521	—	36,034
Add corporate and other revenues	143	252	524	617
Subtract consolidations and eliminations	(141)	(10,144)	(276)	(19,574)

Sales and other revenues	$1,120,840	$728,655	$1,912,434	$1,353,374

(1)	We purchase finished products when opportunities arise that provide a profit on the sale of such products or to meet delivery commitments.

(2)	We purchase crude oil and enter into buy/sell exchanges in excess of the needs to supply our refineries. Certain direct sales of this excess crude oil are made to purchasers or users of crude oil. Under new accounting guidance, these sales and related purchases starting April 1, 2006 are being measured at fair value and accounted for as revenues with the related acquisition costs included as cost of products sold. Prior to April 1, 2006, sales and cost of sales attributable to such excess crude oil direct sales were netted and presented in cost of products sold.

(3)	Other refining segment revenue includes the revenues associated with NK Asphalt Partners subsequent to their consolidation in February 2005 and revenue derived from sulfur credit sales.

(4)	The above calculations of refined product sales from produced products sold can also be computed on a consolidated basis. These amounts may not calculate exactly due to rounding of reported numbers.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2006	2005	2006	2005
Net operating margin per barrel	$17.29	$10.18	$11.90	$7.13
Add average refinery operating expenses per produced barrel	5.08	3.84	5.05	3.61

Refinery gross margin per barrel	22.37	14.02	16.95	10.74
Add average cost of products per produced barrel sold	68.06	52.14	65.03	50.68

Average sales price per produced barrel sold	$90.43	$66.16	$81.98	$61.42
Times sales of produced refined products sold (BPD)	93,820	105,420	98,410	106,680
Times number of days in period	91	91	181	181

Refined product sales from produced products sold	$772,046	$634,664	$1,460,268	$1,185,928

FOR FURTHER INFORMATION, Contact:
Stephen J. McDonnell, Vice President and
Chief Financial Officer
M. Neale Hickerson, Vice President,
Investor Relations
Holly Corporation
214/871-3555